Exhibit 1.1

8,500,000 Shares

KITE REALTY GROUP TRUST

Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

September 27, 2005

LEHMAN BROTHERS INC.

WACHOVIA CAPITAL MARKETS, LLC

GOLDMAN, SACHS & CO.

RAYMOND JAMES & ASSOCIATES, INC.

KEYBANC CAPITAL MARKETS

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representatives of the several underwriters

named in Schedule 1 hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY  10019

Dear Ladies and Gentlemen:

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Kite Realty Group, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership”), each wishes to confirm as follows its agreement with the Underwriters named in Schedule 1 hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 of this Agreement) for whom Lehman Brothers Inc., Wachovia Capital Markets, LLC, Goldman, Sachs & Co., Raymond James & Associates, Inc., KeyBanc Capital Markets and Stifel, Nicolaus & Company, Incorporated are acting as representatives (the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of an aggregate of 8,500,000 shares (the “Firm Shares”) of the Company’s shares of beneficial interest, par value $.01 per share (the “Common Shares”).  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,275,000 Common Shares on the terms and for the purposes set forth in Section 2 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as hereinafter defined).

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

1.                                       Representations, Warranties and Agreements of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, represents, warrants and agrees that, as of the date hereof:

(a)                                  A registration statement on Form S-3 (No. 333-127586), and any amendments thereto, with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendments thereto have been delivered by the Company to you as the Representatives of the Underwriters.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; “Prospectus” means the prospectus in the form in which it was filed in the Registration Statement pursuant to Rule 415 of the Rules and Regulations; “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Shares or prospectus supplement subject to completion relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and “Prospectus Supplement” means the prospectus supplement relating to the Shares for use in connection with the offering and sale of the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  References to the term “Prospectus,” unless otherwise indicated, shall refer to the Prospectus and the Prospectus Supplement.  Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.

(b)                                 The Registration Statement conformed in all material respects at the Effective Time, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date, to the requirements of the Securities Act and the Rules and Regulations.  The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date (as defined in Section 5) to the requirements of the Securities Act and the Rules and Regulations.  The Registration Statement, at the Effective Time, did not and the Prospectus, as of its date and on the applicable Delivery Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11(f).  The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.  The Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)                                  The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or when filed with the Commission, as the case may be, and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when filed with Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

(e)                                  The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is validly existing or in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, prospects, operations, management, consolidated financial position, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, collectively (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets to conduct the businesses in which it is engaged and to enter into and perform its obligations under this Agreement and the other Operative Documents (as hereinafter defined) to which it is a party.  Other than as set forth on Schedule 1(e) hereto, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.  None of the subsidiaries of the Company (other than the Operating Partnership) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(f)                                    The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued Common Shares (other than the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws), and conform to the description thereof contained in the Prospectus.  None of the outstanding shares of beneficial interest of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the Prospectus, (i) no Common Shares are reserved for any purpose, (ii) except for equity interests in the Operation Partnership (“Units”), there are no outstanding securities convertible into or exchangeable for any Common Shares, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.

(g)                                 The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is validly existing or in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  The Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership is as disclosed in the Prospectus; provided that to the extent any portion of the over-allotment option described in Section 2 hereof is exercised at the First Delivery Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly.

(h)                                 Each of KRG Development, LLC, KRG Construction, LLC and KRG Realty Advisors, LLC, each an Indiana limited liability company (each, a “Service Company” and collectively, the “Service Companies”), has been duly formed and is validly existing as a limited liability company under the laws of the State of Indiana, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  All of the issued and outstanding membership interests of each Service Company have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and are owned by the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No membership interest of any Service Company is reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any membership interest of any Service Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such membership interest or any other securities of any Service Company.

(i)                                     The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens. The terms of the Common Shares conform in all material respects to the descriptions thereof contained in the Prospectus.  The form of the certificates used to evidence the Common Shares is in due and proper form and complies with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (“NYSE”).  The issuance of the Shares is not subject to any preemptive or other similar rights.

(j)                                     All outstanding Units have been duly authorized for issuance by the Operating Partnership and have been validly issued and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  The terms of the Units conform in all material respects to the descriptions thereof contained in the Prospectus.  Except as disclosed in the Prospectus, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(k)                                  The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(l)                                     The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The Operating Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  This Agreement and the Operating Partnership Agreement are sometimes hereinafter collectively called the “Operative Documents.”

(m)                               The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Shares as described under “Use of Proceeds” in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation or imposition of a lien upon any property or assets of the Company or any subsidiary thereof, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound or to which any of the properties or other assets of the Company or any subsidiary thereof is subject, (ii) any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of the Company or any subsidiary thereof, or (iii) any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary thereof or any of their properties or assets, except for any such breach or violation in the case of (i) or (iii) above that would not, individually or in the aggregate, have a Material Adverse Effect; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the NYSE, or the National Association of Securities Dealers, Inc. (“NASD”), and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Agreement by the Company or any subsidiary thereof and the consummation of the transactions contemplated hereby and thereby.

(n)                                 Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person, which, by reason of the execution by the Company and the Operating Partnership of this Agreement, grant such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(o)                                 Except as disclosed in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(p)                                 Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in the Prospectus, that would have, individually or in the aggregate, a Material Adverse Effect; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries other than loans entered into by the Company in the ordinary course of business in an aggregate commitment not in excess of $75 million or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the business, prospects, operations, management, financial position, net worth, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, other than as disclosed in the Prospectus.

(q)                                 The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of stockholders’ equity and other information purported to be shown thereby of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Company and its consolidated subsidiaries.  The summary and selected financial data and other supporting schedules included in the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information.  Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly, in all material respects, the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Securities Act to be included in the Registration Statement or the Prospectus.

(r)                                    Ernst & Young LLP, who have certified certain financial statements of the Company, whose reports appear in the Prospectus or incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are, and during the periods covered by such reports were, independent public accountants as required by the Securities Act and the Rules and Regulations.

(s)                                  The Company or its subsidiaries have fee simple title (or, as disclosed in the Prospectus, a leasehold interest) to all of the properties described in the Prospectus (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Prospectus, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) other than as described on Schedule 1(t) hereto, neither the Company nor its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor its subsidiaries knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the section of the Prospectus entitled “Our Company” where the tenant has been specifically identified (the “Major Leases”) have been made available for review by the Underwriters or their counsel; (4) there are no other material agreements between the Company or any subsidiary and a tenant under a Major Lease relating to any of the Properties; and (5) except as otherwise disclosed in the Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (i) and (ii) immediately above any such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(u)                                 Except as disclosed in the Prospectus, all entitlements necessary for development and/or renovation of each of the properties planned for development, material expansion or renovation as described in the Prospectus as having been vested or entitled with development rights have been obtained, and no further governmental or regulatory approvals are necessary for additional development of such properties.  With respect to any other property currently planned for development, material expansion or renovation and which is not disclosed in the Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course.

(v)                                 There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be disclosed in the Prospectus that is not already so disclosed.

(w)                               The mortgages or deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.  Neither the Company nor any of its subsidiaries or any of their subsidiaries hold participating interests in such mortgages or deeds of trust.

(x)                                   Except as disclosed in the Prospectus and except in respect of lease of Properties, the Operating Partnership or a subsidiary thereof has title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property.

(y)                                 Except as otherwise disclosed in the Prospectus, (i) to the best knowledge of the Company, the Company and its subsidiaries and the Properties have been and are in material compliance with, and neither the Company nor its subsidiaries have any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Company, any of its subsidiaries, nor, to the best knowledge of the Company, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases as would not be reasonably likely to cause the Company or its subsidiaries to incur material liability; (iii) the Company or its subsidiaries do not intend to use the Properties other than in compliance with applicable Environmental Laws, (iv)  other than as described in Schedule 1(y) hereto, neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; (vi) to the best knowledge of the Company, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus.  Except as otherwise disclosed in the Prospectus or in Schedule 1(y) hereto, to the knowledge of the Company, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; or (v) dry-cleaning facilities in, on, under, or about any Property owned by the Company or their subsidiaries.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(z)                                   The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)                            The Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(bb)                          The Company and each of its subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, other than such Licenses the absence of which would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries is in material compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have a Material Adverse Effect.

(cc)                            Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(dd)                          There are no contracts or other documents which are required to be disclosed in the Prospectus or filed as exhibits to the Registration Statement, or incorporated by reference therein, by the Securities Act or by the Rules and Regulations which have not been disclosed in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.  Neither the Company, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement listed in the exhibits to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or businesses may be bound or affected which default or event would have a Material Adverse Effect.

(ee)                            No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be disclosed in the Prospectus which is not so disclosed.

(ff)                                No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(gg)                          The Company and each of its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(hh)                          The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(ii)                                  The Company and each of its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iii) as disclosed in or contemplated by the Prospectus.  No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(jj)                                  Except as disclosed in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                            Commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and it currently intends to operate in a manner that allows it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ll)                                  Each of the Operating Partnership and the Service Companies has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

(mm)                      Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, (i) the Company has not (a) issued or granted any securities, (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) declared or paid any dividend on its capital stock; and (ii) there has been no Material Adverse Effect.

(nn)                          The Company and each of its subsidiaries (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(oo)                          Except as disclosed in the Prospectus neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or a subsidiary is landlord or otherwise), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

(pp)                          Neither the Company or any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)                          Neither the Company nor any of its subsidiaries is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(rr)                                The Common Shares have been approved for listing on the NYSE upon official notice of issuance.

(ss)                            Other than this Agreement and as set forth in the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(tt)                                The Company intends to apply the net proceeds from the sale of the Shares being sold by the Company in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”

(uu)                          Except as stated in this Agreement and in the Prospectus, neither the Company nor any of its subsidiaries nor any of their respective officers, trustees, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in the unlawful stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(vv)                          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) have been evaluated for effectiveness as of June 30, 2005; and (iii) were effective in all material respects to perform the functions for which they were established.

(ww)                      Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xx)                              The statistical and market-related data included under the captions “Prospectus Supplement Summary” and “Our Company” in the Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(yy)                          The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

2.                                       Purchase of the Shares by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,500,000 Firm Shares, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto, together with any additional number of Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.  The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,275,000 Option Shares.  Such option is exercisable in the event that the Underwriters sell more than the number of Firm Shares in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The price of both the Firm Shares and any Option Shares shall be $14.2595 per share.

The Company shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

3.                                       Offering of Shares by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                       Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other date or place as shall be determined by agreement between the Representatives and the Company, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or on the fourth full business day if the Agreement is executed after the daily closing time of the New York Stock Exchange (unless postponed in accordance with the provisions of Section 9 hereof).  This date and time are sometimes referred to as the “First Delivery Date.”  On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.  The Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised, in whole or in part, from time to time, by prior written notice of at least two Business Days being given to the Company by the Representatives.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Shares are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date.  On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.  The Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

5.                                       Further Agreements of the Company.  The Company agrees:

(a)                                  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including consents and exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon its request, to file such amendment of supplement with the Commission and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Preliminary Prospectus or the Prospectus which will correct such statement or omission or effect such compliance;

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Representatives or Counsel to the Underwriters, be required by the Securities Act or requested by the Commission;

(e)                                  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent (which may be oral) of the Representatives to the filing;

(f)                                    To make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the “effective date” (as defined in said Rule 158) of the Registration Statement;

(g)                                 To furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

(h)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares;

(i)                                     For a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares and Common Shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof and Units that are not redeemable for Common Shares during the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing as of the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, (iii) file or cause to be filed a registration statement with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than a registration statement on Form S-8 or a registration statement on Form S-3 with respect to a dividend reinvestment plan) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters; and to cause each officer and trustee of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters (each, a “lock-up letter agreement”), substantially in the form of Exhibit A hereto; notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waives such extension in writing;

(j)                                     To apply for the listing of the Shares on the NYSE, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(k)                                  During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will (1) comply with all provisions of the Securities Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(l)                                     To take such steps as shall be necessary to ensure that neither of the Company nor any of its subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(m)                               The Company will use its best efforts to meet the requirements to qualify, commencing with its taxable year ended December 31, 2004, as a REIT under the Code, and will make the necessary election with the IRS; and

(n)                                 Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (1) prior to the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus, take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; (2) until the Delivery Date, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6.                                       Expenses.  The Company and the Operating Partnership jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duty or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the NASD of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Shares on the New York Stock Exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum and a Canadian “wrapper” (including related reasonable fees and expenses of counsel to the Underwriters); (h) investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (i) any action of the transfer agent and registrar in connection with the offering of the Shares; (j) the registration fees payable pursuant to Section 6 of the Securities Act for the registration of the Shares; (k) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement; and (l) the fees and disbursements of the Company’s counsel and accountants; provided that, except as provided in this Section 6 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

7.                                       Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by each of the Company and the Operating Partnership and of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

(b)                                 Subsequent to the effective date of this Agreement, there shall not have occurred (i) any event that would cause a Material Adverse Effect, or (ii) any event or development relating to or involving the Company or any of its subsidiaries, or any partner, officer, director or trustee of the Company or any of its subsidiaries, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, adversely affect the market for the Shares.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Hogan & Hartson LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, substantially as set forth on Exhibit B hereto.  In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the States of Delaware, Maryland and New York; (ii) in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates.  Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives and counsel to the Underwriters, in substantially the form set forth in Exhibit C hereto.

(e)                                  The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                    At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

(g)                                 With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)                                 Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) (A) any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, other than as disclosed in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(i)                                     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on the New York Stock Exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or any state authority, (iii) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)                                     The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its chief executive officer and its chief financial officer stating that:

(i)                                     The representations, warranties and agreements of the Company and the Operating Partnership in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and (b) have been fulfilled;

(ii)                                  They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

(iii)                               No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(k)                                  The NYSE shall have approved the Shares for listing, subject only to official notice of issuance.

(l)                                     The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)                               On the First Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)                                 You shall have been furnished with the written agreements referred to in Section 5(i) hereof.

(o)                                 The Company shall have furnished or caused to be furnished to you such further certificates and documents as the Representatives or counsel to the Underwriters shall have reasonably requested.

(p)                                 In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     A certificate, dated such Date of Delivery, of the Company’s chief executive officer and chief financial officer, confirming that the certificate delivered on the First Delivery Date pursuant to Section 7(j) hereof remains true and correct as of such Date of Delivery.

(ii)                                  The favorable opinion of Hogan & Hartson LLP, counsel for the Company and the Operating Partnership, in form and substance substantially as set forth on Exhibit B hereto.

(iii)                               The written statement of Hogan & Hartson LLP, counsel for the Company and the Operating Partnership, in form and substance substantially as set forth on Exhibit C hereto.

(iv)                              The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.

(v)                                 A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to the Representatives pursuant to Sections 7(f) and (g) hereof.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Any certificate or document signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership to each Underwriter as to the statements made therein.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Date of Delivery of the conditions set forth in this Section 7, except that, if any Date of Delivery is other than the First Delivery Date, the certificates, opinions and letters referred to in Sections 7(d) through 7(j) hereof shall be dated the Date of Delivery in question and the opinions called for by Sections 7(d) and (e) hereof shall be revised to reflect the sale of Option Shares.

8.                                       Effective Date of Agreement.  This Agreement shall become effective upon the execution hereof by the parties hereto.

9.                                       Default by One or More of the Underwriters.  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or any of its subsidiaries, except that the Company and the Operating Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 13.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Shares which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any of its subsidiaries for damages caused by its default.  If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.                                 [Reserved]

11.                                 Indemnification and Contribution.  (a)  The Company and the Operating Partnership jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (a) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (b) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) in any materials or information provided to investors by, or with the approval of, the Company or the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made) or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f).  The foregoing indemnity agreement is in addition to any liability which the Company and the Operating Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Company and the Operating Partnership, its officers and employees, each of its trustees (including any person who, with his consent, is named in the Registration Statement as about to become a trustee of the Company), and each person, if any, who controls each of the Company or the Operating Partnership within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which each of the Company and the Operating Partnership or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 11(f), and shall reimburse each of the Company and the Operating Partnership and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by either of the Company and the Operating Partnership or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to each of the Company and the Operating Partnership or any such trustee, officer, employee or controlling person.

(c)                                  [Reserved]

(d)                                 Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and the Operating Partnership under this Section 11 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those

Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 11(a) hereof in respect of such claim or action, then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate counsel (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)                                  If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                    The Underwriters severally confirm and the Company and the Operating Partnership acknowledge that (i) the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, (ii) the legend concerning over-allotments on the inside front cover page of and (iii) the names of the Underwriters and the number of Shares which they are each purchasing, the concession and reallowance figures appearing under the caption “Underwriting” and the paragraphs under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” and “Underwriting—Selling Restrictions” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

12.                                 Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(h) or 7(i), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13.                                 Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company and the Operating Partnership to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company and the Operating Partnership is not fulfilled, the Company and the Operating Partnership, jointly and severally, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Operating Partnership, jointly and severally, shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company and the Operating Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.                                 No Fiduciary Duty.  The Company acknowledges and agrees that in connection with the Offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering and sale of the Shares; provided, however, that such waiver shall not limit the rights of the parties to this Agreement under Section 11 hereof.

15.                                 Research Independence.  In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

16.                                 Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention:  Syndicate Registration, Fax (646) 497-4815, with a copy, in the case of any notice pursuant to Section 11(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022, Fax (212) 520-0421;

(b)                                 if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, Attention: John A. Kite, Fax: (317) 577-0001, with a copy to Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, DC 20004, Attention: David W. Bonser, Esq., Fax: (202) 637-5910;

provided, however, that any notice to an Underwriter pursuant to Section 11(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

17.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership, and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of directors or trustees of the Company, the Operating Partnership, officers of the Company who have signed the Registration Statement and any person controlling the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.                                 Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership, and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.  The provisions of Section 11 and 13 hereof shall survive the termination or cancellation of this Agreement.

19.                                 Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) ”business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) ”subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

20.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

21.                                 Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KITE REALTY GROUP TRUST

		By:	/s/ John A. Kite
Name: John A. Kite
Title: President and CEO

KITE REALTY GROUP, L.P.

		By:	Kite Realty Group Trust,
its general partner

		By:	/s/ John A. Kite
Name: John A. Kite
Title: President and CEO

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ David A. Galper
Name: David A. Galper
Title: Vice President

For themselves and on behalf of
the several Underwriters named
in Schedule 1 hereto

Schedule 1

Number of
Underwriters	Shares

Lehman Brothers Inc.	3,825,000
Wachovia Capital Markets, LLC	1,275,000
Goldman, Sachs & Co.	1,190,000
Raymond James & Associates, Inc.	1,190,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	850,000
Stifel, Nicolaus & Company, Incorporated	170,000
Total	8,500,000